Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Asset-Based Finance Fund (formerly, KKR Credit Opportunities Portfolio), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Asset-Based Finance Fund for the year ended October 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Asset-Based Finance Fund for the stated period.

/s/ Rudy Pimentel	/s/ Thomas Murphy
Rudy Pimentel	Thomas Murphy
President	Treasurer, Chief Accounting Officer & Chief Financial Officer
KKR Asset-Based Finance Fund	KKR Asset-Based Finance Fund

Dated: December 22, 2025	Dated: December 22, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Asset-Based Finance Fund for purposes of Section 18 of the Securities Exchange Act of 1934.